Exhibit 10.34

AGILENT TECHNOLOGIES, INC. PERFORMANCE-BASED COMPENSATION

PLAN FOR COVERED EMPLOYEES

Amended and Restated Effective December 18, 2008

1.                                      Purpose.  The purpose of the Agilent Technologies, Inc. Performance-Based Compensation Plan for Covered Employees is to provide certain employees of Agilent Technologies, Inc. and its subsidiaries with incentive compensation based upon the level of achievement of financial, business and other performance criteria.  Effective December 18, 2008 the Plan was amended pursuant to Section 10(e) by the Assistant Secretary of the Company to make a minor administrative change made desirable by Section 409A of the Code.

2.                                      Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

(a)            “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b)           “AFM” shall mean the Company’s Accounting and Financial Manual, as posted from time to time on the Company’s internal web site.

(c)            “Base Pay” shall mean the annual base rate of cash compensation, excluding bonuses, commissions, overtime pay, Variable Payments, Target Variable Payments, shift differential, payments under the Agilent Technologies, Inc. Disability Plan and the Agilent Technologies, Inc. Supplemental Income Protection Plan, or any other additional compensation.

(d)           “Board” shall mean the Board of Directors of the Company.

(e)            “Code” shall mean the Internal Revenue Code of 1986 and the regulations promulgated thereunder, all as amended from time to time and any successors thereto.

(f)              “Committee” shall mean the Committee designated pursuant to Section 4 of the Plan.

(g)           “Company” shall mean Agilent Technologies, Inc., a Delaware corporation.

(h)           “Covered Officer” shall mean at any date (i) any individual who with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m);

(i)               provided, however that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its sole discretion, at the time of any Variable Payment or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the then current taxable year of the Company, and (ii) any individual who is designated by the Committee, in its sole discretion, at the time of any Variable Payment or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the then current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Variable Payment will be paid.

(j)               “Fiscal Year” shall mean the twelve-month period from November 1 through October 31.

(k)            “Net Order Dollars” shall be as defined in the Company’s Corporate Marketing Policy, as posted on the Company’s internal web site at the start of the Performance Period.

(l)               “Net Profit Dollars” shall be as defined in the AFM at the start of the Performance Period.

(m)         “Net Profit Growth” shall be defined with respect to any Performance Period as determined by the Committee, in its sole discretion.

(n)           “Net Revenue Dollars” shall be as defined in the AFM at the start of the Performance Period.

(o)           “Participant” shall mean each salaried employee of the Company or its Affiliates in active service whose position is designated by the Committee as eligible for participation in the Plan and who is selected by the Committee for participation in the Plan prior to the Predetermination Date.

(p)           “Performance Measure” shall mean any measurable criteria tied to the Company’s success that the Committee may determine, including Net Order Dollars, Net Profit Dollars, Net Profit Growth, Net Revenue Dollars, Revenue Growth, individual performance, earnings per share, return on assets, return on equity, return on invested capital, other Company and business unit financial objectives, customer satisfaction indicators and operational efficiency measures.

(q)           “Performance Period” shall mean a six-month period of time based upon the halves of the Company’s Fiscal Year, or such other time period as shall be determined by the Committee.

(r)              “Plan” shall mean the Agilent Technologies, Inc. Performance-Based Compensation Plan for Covered Employees, as amended from time to time.

(s)            “Predetermination Date” shall mean (i) the earlier of, a date 90 days after the commencement of the Performance Period, or a date not later than the expiration of 25% of the Performance Period, provided that the satisfaction of selected Performance Measures is substantially uncertain at such time, or (ii) such other date on which a performance goal is considered to be pre-established pursuant to Section 162(m).

(t)              “Revenue Growth” shall be defined with respect to any Performance Period as determined by the Committee, in its sole discretion.

(u)           “Section 162(m)” shall mean Section 162(m) of the Code.

(v)           “Target Variable Payment” shall mean a Variable Payment amount that may be paid if 100% of all applicable Performance Measures are achieved in the Performance Period.  The Target Variable Payment shall be equal to a fixed percentage of the Participant’s Base Pay for such Performance Period.  Except as otherwise provided in Section 6, the Committee shall determine such percentage prior to the Predetermination Date.

(w)         “Threshold Variable Payment Percentage” shall mean a Variable Payment amount that may be paid if the minimum level (or percentage) of applicable Performance Measures is achieved for a Performance Period.

(x)             “Variable Payment” shall mean a cash payment, which may be an addition to Base Pay, made pursuant to the Plan with respect to a particular Performance Period.  The amount of a Variable Payment may be less than, equal to or greater than the Target Variable Payment; provided, however, that a Variable Payment shall not be greater than an amount equal to two hundred percent (200%) of the Target Variable Payment.

3.                                      Eligibility.  Persons employed by the Company or any of its Affiliates during a Performance Period and in active service are eligible to be Participants under the Plan for such Performance Period, whether or not so employed or living at the date a Variable Payment is paid, and may be considered by the Committee for a Variable Payment.  A Participant is not rendered ineligible to be a Participant by reason of being a member of the Board.  Notwithstanding anything herein to the contrary, the Committee shall have sole discretion to designate or approve the Participants for any given Performance Period.

4.                                      Administration.

(a)            Unless otherwise designated by the Board, the Compensation Committee of the Board shall be the Committee under the Plan.  A director may serve as a member or an alternate member of the Committee only during periods in which the director is an “outside director” as described in Section 162(m).  Subsequent determination that a member or alternate member of the Committee was not an “outside director” shall not invalidate the actions taken by the Committee during such period.  The Committee shall have full power and authority to construe, interpret and administer the Plan.  It may issue rules and regulations for administration of the Plan and shall meet at such times and places as it may determine.  A majority of the members of the Committee shall constitute a quorum and all decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders, employees and Participants.

(b)           The expenses of the administration of the Plan shall be borne by the Company.

5.                                      Term.  Subject to Section 10(l), the amended and restated Plan shall be effective as of December 18, 2008, and shall be applicable for future Performance Periods unless amended or terminated by the Board or the Committee pursuant to Section 10(e).

6.                                      Determination of Plan Participants, Variable Payment Factors and Performance Measures.

(a)            In General.  Prior to the Predetermination Date, the Committee shall designate or approve (A) the positions eligible for participation in the Plan; (B) the employees in those positions who have been selected for participation in the Plan for a Performance Period; (B) the applicable Performance Measures, the Threshold Variable Payment Percentage, the Target Variable Payment, and the maximum Variable Payments for each Participant; (iii) the percentages allocated to each Participant for each Performance Measure, and (iv) the Performance Period.  In addition, notwithstanding the foregoing, all Performance Measures pertaining to any Covered Officer shall be of such a nature that an objective third party having knowledge of all the relevant facts could determine at the end of the Performance Period whether performance results with respect to such Performance Measures have been achieved.

(b)           Effect of Corporate Transactions.  Effective with the Performance Period commencing May 1, 2007, unless the Committee determines otherwise prior to the Predetermination Date with respect to a Performance Period, the Variable Payment shall be adjusted to take into account: (i) acquisitions, divestitures, and investments that (A) closed in the applicable Performance Period, and (B) were not already taken into account in the Participant’s Performance Measures for such period.  Any such adjustment shall be applied equally to all Participants.

7.                                      Amount of Variable Payment.

(a)            Calculation.  Within 60 days after the end of the relevant Performance Period, the Committee shall determine the amount of the Variable Payment for each Participant by:

(i)           Determining the actual performance results for each Performance Measure;

(ii)          Determining the amount to which each Participant is entitled based on the percentage allocated by the Committee to each Performance Measure against the Target Variable Payment for each Participant; and

(iii)         Certifying by resolution duly adopted by the Committee the value of the Variable Payment for each Participant so determined.

(b)         Committee Discretion.  Notwithstanding any other provision of this Plan, the Committee may, in the exercise of its sole discretion and based on any factors the Committee deems appropriate, reduce or eliminate to zero the amount of a Variable Payment to a Participant otherwise calculated in accordance with the provisions of Section 7(a) prior to payment thereof.  The Committee shall make a determination of whether and to what extent to reduce Variable Payments under the Plan for each Performance Period at such time or times following the close of the Performance Period as the Committee shall deem appropriate.  The reduction in the amount of a Variable Payment to a Participant for a Performance Period shall have no effect on the amount of the Variable Payment to any other Participant for such period.

(c)          Maximum.  Notwithstanding any other provision of this Plan, the maximum Variable Payment that may be paid to a Covered Officer under the Plan with respect to a particular Performance Period is $1.5 million.  To the extent the period of time defining a Performance Period is changed by the Committee, then the maximum Variable Payment that may be paid to a Covered Officer under the Plan with respect to the Performance Period is an amount that bears the same pro rata relationship to the new period of time as the above amount does to the current six-month Performance Period as set by the Committee.

8.                                      Payment of Variable Payment.

(a)          Payment of a Variable Payment to a Participant shall be made in a cash payment after determination of the amount of the Variable Payment under Section 7 above, except to the extent a Participant has made a timely election to defer the payment of all or any part of such Variable Payment under the Agilent Technologies, Inc. Deferred Compensation Plan.

(b)         The payment of a Variable Payment with respect to a specific Performance Period requires that the employee be on the Company’s payroll as of the end of such Performance Period.

(c)          Payments of Variable Payments to Participants who are on the payroll of Affiliates of the Company shall be paid directly by such entities.

9.                                      Changes in Status.

(a)          If during a Performance Period an employee is newly hired or promoted into a position previously designated by the Committee as eligible for participation under the Plan, such employee is eligible for selection as a Participant as of the effective date of hire or  promotion. The payment of Variable Pay with respect to all or a portion of a specific Performance Period, as applicable, requires that the employee be on the Company’s payroll in active service as of the end of such Performance Period unless the Participant is not in active service on the last day of the Performance Period due to retirement or death, in which case the Participant will be eligible to receive a prorated Variable Payment for days worked with respect to the Performance Period. A Participant who becomes ineligible for this Plan after the start of the Performance period is eligible to receive a prorated Variable Payment for days worked, except as provided in Section 9(b).

(b)         A Participant will forfeit any Variable Payment for a Performance Period during which a Participant is involuntarily terminated for cause or voluntarily terminates his employment with the Company for reasons other than death, permanent and total disability or retirement, at the age and service-year level set by the Company or the local law requirements where the Participant is employed.

10.                               Miscellaneous.

(a)          No Assignment.  No portion of any Variable Payment under the Plan may be assigned or transferred otherwise than by will or the laws of descent and distribution prior to the payment thereof.

(b)         Tax Requirements.  All payments made pursuant to the Plan or deferred pursuant to Section 8(a) shall be subject to all applicable taxes or contributions required by U.S. federal or state law or by non-U.S. local law to be withheld, in accordance with the procedures to be established by the Committee.

(c)          No Additional Participant Rights.  The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its Affiliates, and the right of the Company and any such Affiliate to dismiss such Participant or to terminate any arrangement pursuant to which any such Participant provides services to the Company, with or without cause, is specifically reserved.  No person shall have claim to a Variable Payment under the Plan, except as otherwise provided for herein, or to continued participation under the Plan.  There is no obligation for uniformity of treatment of Participants under the Plan.  The benefits provided for Participants under the Plan shall be in addition to and shall in no way preclude other forms of compensation to or in respect of such Participants.  It is expressly agreed and understood that the employment is terminable at the will of either party and, if such Participant is a party to an employment contract with the Company or one of its Affiliates, in accordance with the terms and conditions of the Participant’s employment contract.

(d)         Liability.  The Board and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent auditors for the Company.  No member of the Board or of the Committee, any officers of the Company or its Affiliates or any of their designees shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member, officer or designee.

(e)          Amendment; Suspension; Termination.  The Board or Committee may, at any time and from time to time, amend, suspend or terminate the Plan or any part of the Plan as it may deem proper and in the best interests of the Company.  In the case of Participants employed outside the United States, the Board, the Committee or their designees may vary the provisions of the Plan as deemed appropriate to conform with local laws, practices and procedures.  In addition, the Executive Committee of the Board or any of the General Counsel, Secretary or

Assistant Secretary of the Company is authorized to make certain minor or administrative changes required by or made desirable by government regulation.  Any modification of the Plan may affect present and future Participants and the amount of any Variable Payment hereunder.

(f)            Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

(g)         Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

(h)         No Trust.  Neither the Plan nor any Variable Payments shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any Participant.  To the extent that the Participant acquires a right to receive payments from the Company in respect of any Variable Payment, such right shall be no greater than the right of any unsecured general creditor of the Company.

(i)             Section 162(m). All payments under this Plan are designed to satisfy the special requirements for performance-based compensation set forth in Section 162(m)(4)(C) of the Code, and the Plan shall be so construed.  Furthermore, if a provision of the Plan causes a payment to fail to satisfy these special requirements, it shall be deemed amended to satisfy the requirements to the extent permitted by law and subject to Committee approval.

(j)             Designation of Beneficiaries.  A Participant may, if the Committee permits, designate a beneficiary or beneficiaries to receive all or part of the Variable Payments which may be paid to the Participant, or may be payable, after such Participant’s death.  A designation of beneficiary shall be made in accordance with procedures specified by the Company and may be replaced by a new designation or may be revoked by the Participant at any time.  In case of the Participant’s death, a Variable Payment with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiary or beneficiaries.  Any Variable Payment granted or payable to a Participant who is deceased and not subject to such a designation shall be distributed to the Participant’s estate.  If there shall be any question as to the legal right of any beneficiary to receive a Variable Payment under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company or its Affiliates shall have no further liability to anyone with respect to such amount.

(k)          Effect on Company Benefit Plans.  With the exception of the Agilent Technologies, Inc. Deferred Compensation Plan, it is the intent of the Company that Company benefits payable or accruable to Participants, to the extent such benefits are based on earnings or compensation level, shall be based on Base Pay.  Notwithstanding the foregoing, this paragraph (k) shall apply to Participants outside of the United States to the extent permissible under applicable local laws.

(l)             Stockholder Approval.  Shareholders of the Company will be asked to approve the Plan to the extent necessary to allow the Company under Section 162(m) to preserve the tax deductibility of payments for performance-based compensation made under the plan to Covered Officers.  Plan amendments shall require stockholder approval to the extent required by applicable law or the applicable rules of any stock exchange.